Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-22445, 333-68315, 333-43940, pertaining to the FIND/SVP, Inc.
1996 Stock Option Plan of our report dated January 31, 2003 (except for Notes 2 and 5, as to which the date is July 1, 2003) with respect to the financial statements of Teltech Resources, a division of Sopheon Corporation, Minnesota, for the years ended December 31, 2001 and 2002 included in the Form 8-K/A of FIND/SVP, INC.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 11, 2003